UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

July 13, 2021

Date of Report (Date of Earliest Event Reported)

The Chemours Company

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-36794	46-4845564
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
Of Incorporation)	File Number)	Identification No.)

1007 Market Street

Wilmington, Delaware 19801

(Address of principal executive offices)

Registrant’s telephone number, including area code: (302) 773-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Exchange on Which Registered
Common Stock ($0.01 par value)	CC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

☐

Item 8.01. Other Events.

On July 13, 2021 (the “Effective Date”), the State of Delaware (the “State”) and The Chemours Company (“Chemours”), DuPont de Nemours, Inc. (“DuPont”), Corteva Inc. (“Corteva”), and E. I. du Pont de Nemours and Company (“EID”), a subsidiary of Corteva (collectively, the “Companies”), entered into a Settlement Agreement, Limited Release, Waiver and Covenant Not to Sue (the “Settlement Agreement”) reflecting the Companies’ and the State’s agreement to settle and fully resolve claims alleged against the Companies regarding their more than 200 years of historical Delaware operations, manufacturing, use and disposal of all chemical compounds, including but not limited to per- and polyfluoroalkyl substances (“PFAS”), of which the State has actual knowledge.

The Companies shall make a payment in the total amount of $50 million to the State (the “Payment”), which shall be utilized to fund the Natural Resources and Sustainability Trust (the “Trust”). The Payment shall be made within the later of fourteen days after the Trust is established and notice is provided by the State, or sixty days of the Effective Date of the Settlement Agreement. The Trust shall be used for environmental restoration and enhancement of resources, sampling and analysis, community environmental justice and equity grants, and other natural resource needs.

If the Companies, individually or jointly, within eight years of the Effective Date, enter into a proportionally similar agreement to settle or resolve claims of another state for PFAS-related natural resource damages, for an amount greater than $50 million, the Companies shall make a supplemental payment directly to the Trust (“Supplemental Payment”) in an amount equal to such other states’ recovery in excess of $50 million. Supplemental Payment(s), if any, will not exceed $25 million in the aggregate.

Chemours will contribute $25 million to the settlement pursuant its January 2021 Memorandum of Understanding with E. I. du Pont de Nemours and Company, DuPont de Nemours, Inc., and Corteva. The remaining $25 million will be divided between DuPont and Corteva.

The foregoing description of the Settlement Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Settlement Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

On July 13, 2021, Chemours, DuPont, Corteva and the State of Delaware issued a joint press release announcing the matters described in this Current Report on Form 8-K.  A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d)Exhibits.

Exhibit No.	Description
10.1

Settlement Agreement, Limited Release, Waiver and Covenant Not to Sue, dated July 13, 2021, by and among The Chemours Company, Corteva, Inc., E. I. du Pont de Nemours and Company, DuPont de Nemours, Inc, and the State of Delaware.

99.1	Press Release, dated July 13, 2021.
104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE CHEMOURS COMPANY

By:	/s/ Sameer Ralhan
Sameer Ralhan
Senior Vice President, Chief Financial Officer
Date:	July 13, 2021